UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 31, 2010
Date of Report (Date of earliest event reported)

OMNICITY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52827	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

807 S State Rd 3, Rushville, Indiana, USA	46173
(Address of principal executive offices)	(Zip Code)

(317) 903-8178
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into a Material Definitive Agreement.

Effective March 31, 2010, Omnicity Corp. (the "Company") purchased the assets of Bright Choice Inc. ("BCI"), a subsidiary of Consolidated Electric Cooperative ("CEC"), a major rural electric cooperative located in North Central Ohio. The Company purchased BCI's assets pursuant to the terms of an Asset Purchase Agreement dated for reference March 19, 2010 (the "Agreement") by and between CEC and BCI and the Company, which Agreement is attached hereto as Exhibit 10.1.

Pursuant to the terms of the Agreement, the Company paid a total purchase price of $236,000 for BCI's assets, as follows:

  cash consideration of $220,000; and

  a promissory note for $16,000, payable with interest at 5% over a 12-month period in quarterly payments, with the first payment being due and payable 180 days after the closing date.

Item 9.01     Financial Statements and Exhibits

Exhibit	Description
10.1	Asset Purchase Agreement dated March 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICITY CORP.
Date: April 8, 2010	"Don Prest" Name: Don Prest Title: Chief Financial Officer